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                                                                      EXHIBIT 11


                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                       Year Ended
                                                   December 31, 1999
                                                   -----------------
                                                            Earnings
                                                    Share  Per Share
                                                   ------- ---------
                                                     (In Thousands)

Basic Weighted Average Shares Outstanding           4,435      $0.94
                                                   ======      =====

Diluted
  Average Shares Outstanding                        4,435
  Common Stock Equivalents                              0
                                                   ------
                                                    4,435      $0.94
                                                   ======      =====

                                                       Year Ended
                                                   December 31, 1998
                                                   -----------------

Basic Weighted Average Shares Outstanding           4,426      $0.87
                                                   ======      =====

Diluted
  Average Shares Outstanding                        4,426
  Common Stock Equivalents                              0
                                                   ------
                                                    4,426      $0.87
                                                   ======      =====